UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2008
SOUTHWEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation)	000-23064 (Commission file number)	73-1136584 (IRS Employer Identification No)
608 South Main Street, Stillwater, Oklahoma 74074
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (405) 372-2230
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 5, 2008, Southwest Bancorp, Inc. issued to the United States Department of the Treasury (the “Treasury Department”) 70,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, par value $1.00 per share (the “Series B Preferred Stock”), having a liquidation amount per share equal to $1,000, for a total price of $70 million. This issuance was made pursuant to a Letter Agreement of that date and the related Securities Purchase Agreement — Standard Terms (the “Securities Purchase Agreement”). The Series B Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year. We may not redeem the Series B Preferred Stock during the first three years except with the proceeds from a “qualified equity offering” (as defined in the Certificate of Designations described in Item 5.03). After three years, we may, at our option, redeem the Series B Preferred Stock at par value plus accrued and unpaid dividends. The Series B Preferred Stock is generally non-voting. Prior to December 5, 2011, unless we have redeemed the Series B Preferred Stock or the Treasury Department has transferred the Series B Preferred Stock to a third party, the consent of the Treasury Department will be required for us to increase our common stock dividend or repurchase our common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement. Conditions of the Series B Preferred Stock purchase include certain restrictions on executive compensation that could limit the tax deductibility of compensation we pay to executive management. The Securities Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
     As part of its purchase of the Series B Preferred Stock, the Treasury Department received a warrant (the “Warrant”) to purchase 703,753 shares of our common stock at an initial per share exercise price of $14.92. The Warrant provides for the adjustment of the exercise price and the number of shares of our common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of our common stock, and upon certain issuances of our common stock at or below a specified price relative to the initial exercise price. The Warrant expires ten years from the issuance date. If, on or prior to December 31, 2009, we receive aggregate gross cash proceeds of not less than $70 million from “qualified equity offerings” announced after October 13, 2008, the number of shares of common stock issuable pursuant to the Treasury Department’s exercise of the Warrant will be reduced by one-half of the original number of shares issuable upon exercise of the Warrant. Pursuant to the Securities Purchase Agreement, the Treasury Department has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant. The Warrant is attached as Exhibit 4.3 hereto and is incorporated herein by reference.
     Both the Series B Preferred Stock and Warrant will be accounted for as components of Tier 1 capital.
     The Series B Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. We have agreed to register the Series B Preferred Stock, the Warrant, and the shares of common stock underlying the Warrant (the “Warrant Shares”) as soon as practicable after the date of the issuance of the Series B Preferred Stock and the Warrant. Neither the Series B Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that the Treasury Department may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the shares of Series B Preferred Stock and December 31, 2009.
     In the Securities Purchase Agreement, we agreed that, until such time as the Treasury Department ceases to own any securities acquired from us pursuant to the Securities Purchase Agreement, we will take all necessary action to ensure that our benefit plans with respect to our senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by any guidance or regulation under Section 111(b) of EESA that has been issued and is in effect as of the date of issuance of the Series B Preferred Stock and the Warrant and not adopt any benefit plans with respect to, or which cover, our senior executive officers that do not comply with EESA. The applicable executives have consented to the foregoing.

Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.
Item 3.03. Material Modification to Rights of Securityholders.
     Prior to December 5, 2011, unless we have redeemed the Series B Preferred Stock or the Treasury Department has transferred the Series B Preferred Stock to a third party, the consent of the Treasury Department will be required for us to (1) declare or pay any dividend or make any distribution on our common stock (other than regular quarterly cash dividends of not more than $0.0950 per share of common stock) or (2) redeem, purchase or acquire any shares of our common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement.
     In addition, under the Certificate of Designations described in Item 5.03, our ability to declare or pay dividends or repurchase our common stock or other equity or capital securities will be subject to restrictions in the event that we fail to declare and pay (or set aside for payment) full dividends on the Series B Preferred Stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Article V of our Amended and Restated Certificate of Incorporation authorizes the issuance from time to time of shares of Preferred Stock, without par value. On December 2, 2008, we filed with the Oklahoma Secretary of State a Certificate of Designations which, effective upon filing, designated a series of such Preferred Stock as “Fixed Rate Cumulative Perpetual Preferred Stock, Series B,” authorized 70,000 shares of Series B Preferred Stock, and set forth the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series B Preferred Stock, which are not fixed by our Amended and Restated Certificate of Incorporation.
     The Certificate of Designations for the Series B Preferred Stock is filed herewith as Exhibit 4.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits:
4.1	Certificate of Designations for the Series B Preferred Stock

4.2	Form of Certificate for the Series B Preferred Stock

4.3	Warrant for Purchase of Shares of Common Stock

10.1	Letter Agreement dated December 5, 2008, between Southwest Bancorp, Inc and the United States Department of the Treasury, including the Securities Purchase Agreement-Standard Terms, with respect to the issuance and sale of the Series B Preferred Stock and the Warrant

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST BANCORP, INC.
By:	/s/ Rick Green
Rick Green
President and Chief Executive Officer

Dated: December 8, 2008